Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2017 Results

Q4 and Full-Year 2017 GAAP EPS of $1.35 and $1.91
Q4 and Full-Year 2017 Adjusted EPS* of $0.60 and $1.78
Introducing 2018 Full-Year Adjusted EPS* Guidance Range of $2.03-$2.18
Increasing Capital Availability through 2020 by 50% to More than $600 Million

CHARLOTTE, N.C., February 15, 2018 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the fourth quarter and the year ended December 31, 2017.

Gene Lowe, President and CEO, said “I am very pleased with our company’s strong financial performance in 2017, which was driven by a significant increase in Detection & Measurement revenues and strong margin improvement in our Engineered Solutions segment, associated with the repositioning of our process cooling business. In South Africa, we remain on track to substantially complete our role in the projects next year, and we are reducing our expectations for future cash usage associated with South Africa to $25-$30 million.”

Mr. Lowe continued, “Our 2018 guidance reflects our expectations for another year of significant growth in adjusted EPS to a range of $2.03-$2.18. With our strong balance sheet and solid operational and cash flow trends, we are well positioned to increase our level of investment in initiatives to drive sustainable double-digit earnings growth. We are raising our long-term targets for capital available to deploy through 2020 by 50%, to more than $600 million, and are raising our 2020 target for Adjusted EPS to a range of $2.65-$2.90, from $2.25-$2.50 previously.”

Fourth Quarter 2017 Overview:

For the fourth quarter of 2017, the company reported revenue of $387.0 million and operating income of $1.7 million, compared with revenue of $395.3 million and operating income of $1.8 million, respectively, in the fourth quarter of 2016. Net income per share from continuing operations in the fourth quarter of 2017 was $1.35, compared with a net loss per share of $0.07 in the fourth quarter of 2016.

SPX Core revenue* was $395.8 million and adjusted operating income* was $40.3 million, compared with Core revenue* of $377.5 million and adjusted operating income* of $43.6 million in the fourth quarter of 2016. Adjusted earnings per share* in the fourth quarter of 2017 were $0.60, compared with $0.69 in the fourth quarter of 2016.

Full-Year 2017 Overview:

For the full-year 2017, the company reported revenue of $1.4 billion and operating income of $54.8 million, compared with revenue of $1.5 billion and operating income of $55.0 million in 2016. Net earnings per share from continuing operations in 2017 were $1.91, compared with $0.30 in 2016.

SPX Core revenue* for 2017 was $1.4 billion and adjusted operating income* was $120.8 million, compared with Core revenue* of $1.4 billion and adjusted operating income* of $97.2 million in 2016. Adjusted earnings per share* in 2017 were $1.78, compared with $1.47 in 2016.

Fourth Quarter and Full-Year Financial Comparisons:
GAAP Results:

($ millions)	Q4 2017	Q4 2016	FY 2017	FY 2016
Revenue	$387.0	$395.3	$1,425.8	$1,472.3
Segment Income	24.5	54.8	124.9	142.8
Operating Income	1.7	1.8	54.8	55.0
Adjusted Results:

($ millions)	Q4 2017	Q4 2016	FY 2017	FY 2016
Core Revenue*	$395.8	$377.5	$1,396.7	$1,389.0
Core Segment Income*	57.3	59.5	182.7	157.3
Adjusted Operating Income*	40.3	43.6	120.8	97.2
*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q4 2017 was $161.2 million, compared with $159.1 million in Q4 2016, an increase of 1.3%.  Excluding a 0.8% increase related to currency fluctuation, organic revenue* increased 0.5% primarily reflecting an increase in sales of cooling products, partially offset by a decline in heating products.

Segment income in Q4 2017 was $26.6 million, or 16.5% of revenue, compared with $31.6 million, or 19.9% of revenue in Q4 2016. The decline in segment income margins of approximately 340 basis points was driven by a less profitable sales mix and lower fixed cost absorption due to lower sales volumes of heating products. A charge associated with legal matters also negatively affected Q4 segment margins, but was a non-recurring item.

Full-year revenue increased modestly to $511.0 million in 2017, from $509.5 million in 2016, due primarily to stronger HVAC cooling shipments partially offset by a decline in heating product sales. Segment income margins decreased 120 basis points to 14.5% of revenues.

Detection & Measurement

Revenue in Q4 2017 was $75.3 million, compared with $58.6 million in Q4 2016, an increase of 28.5%. Excluding a 1.7% increase related to currency fluctuation, organic revenue* increased 26.8% reflecting an increase across all product lines with particular strength in fare collection systems and communication technologies products.

Segment income in Q4 2017 was $18.4 million, or 24.4% of revenue, compared with $14.4 million, or 24.6% of revenue, in Q4 2016. Higher segment income was driven by the revenue increase noted above.

Full-year revenue increased 15.0% to $260.3 million in 2017, from $226.4 million in 2016, due primarily to stronger sales of fare collection systems and communication technologies products. Segment income margins increased 440 basis points to 24.4% of revenues.

Engineered Solutions

Revenue in Q4 2017 was $150.5 million, compared with $177.6 million in Q4 2016, a decrease of 15.3%. The decrease was driven primarily by a $23.4 million, or 13.2%, reduction in revenue associated with a charge related to the South African projects, which is discussed further below, and a decline in organic revenue* of 2.7% driven primarily by the business model shift the company has been executing in process cooling, partially offset by higher transformer revenues.

Segment loss in Q4 2017 was $20.5 million, compared with segment income of $8.8 million, or 5.0% of revenue in Q4 2016. The decline in segment income was driven by a $29.9 million charge associated with our South African projects.

Full-year revenue declined 11.1% to $654.5 million in 2017, from $736.4 million in 2016, due primarily to a reduction in revenue of $36.9 million, associated with South African project charges. A segment loss of $12.6 million in 2017 compared to segment income of $17.3 million in 2016, was due primarily to South African project charges of $52.8 million in 2017.

Engineered Solutions (Core)

Excluding the results of the South African projects, Engineered Solutions recorded Core revenue* in Q4 2017 of $159.3 million, compared with $159.8 million in Q4 2016, a decrease of 0.3%. Excluding the effect of currency fluctuations, organic revenue* declined 0.6% due primarily to the business model shift in process cooling.

Core income* in Q4 2017 was $12.3 million, or 7.7% of revenue, compared with $13.5 million, or 8.4% of revenue, in Q4 2016. The reduction in Core income* and 70 basis points decline in Core income margin* were primarily due to a less favorable product mix.

Full-year Core revenue* declined 4.2% to $625.4 million in 2017 from $653.1 million in 2016, due primarily to the business model shift the company has been executing in process cooling. Segment income margins* increased 230 basis points to 7.2% of revenues.

South African Projects

During Q4 2017, the company recorded a charge of $29.9 million to revise the amount of expected revenue and costs on the projects in South Africa, which resulted in a reduction in revenue of $23.4 million and an increase in cost of $6.5 million. Additionally, the company recognized a net tax benefit of $65.9 million associated with the write off of historical investments in its South African holding company for US tax purposes.

When developing projections of future net cash usage associated with South Africa, the company considers a number of potential factors. Based on current projections, and a larger tax benefit than had previously been assumed, the company is reducing its expectations for net cash usage through completion of the projects to $25 to $30 million, and continues to anticipate substantial completion of its role in the projects by the end of 2019.

Revenue attributable to the large South African projects for Q4 2017 was negative $8.8 million, compared with revenue of $17.8 million in Q4 2016. Losses for these projects recorded in our Engineered Solutions segment in Q4 2017 were $32.8 million, compared with a loss of $4.7 million in Q4 2016.

Financial Update:

As of December 31, 2017, SPX had total outstanding debt of $356.8 million and total cash of $124.3 million. During the full-year 2017, SPX generated net operating cash from continuing operations* of $54 million, including net cash usage associated with South Africa of $49.5 million, which is net of a tax benefit. Capital expenditures for continuing operations were $11 million. Net leverage as calculated under the company’s new bank credit agreement was 1.5x, compared with 2.1x at the end of Q3 2017.

2018 Guidance:

SPX is targeting 2018 Core revenue* in a range of $1.35 to $1.40 billion with Core segment income margin* of 14.0-14.5%. Adjusted operating income margin* is expected to be approximately 10%. Adjusted earnings per share* is expected to be in a range of $2.03 to $2.18.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	Organic growth* rate within long-term range of 2.0%-4.0%	Approximately 100 basis point increase
Detection & Measurement	Organic growth* rate within long-term range of approximately 2.0%-6.0%	Approximately 50 to 100 basis point increase
Engineered Solutions (Core)*	Segment (core) revenue decline* in high-single digits %; modest growth in transformer revenue; organic decline* in process cooling resulting from operating model changes	Approximately 80-130 basis point increase

Non-GAAP Presentation: The results and guidance in this release include non-GAAP financial measures, including “Core” results, “organic revenue increase (decrease),” “adjusted operating income (loss),” and “adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Additionally, 2017 Core segment income and Engineered Solutions (Core) income also exclude a gain related to a contract settlement within our Engineered Solutions segment. Other items adjusted out of operating income and earnings per share consist of a loss on the refinancing of the senior credit agreement and gain on interest rate swaps in Q4 2017, non-service pension items, the previously discussed net tax benefit associated with South Africa recorded in Q4 2017, and various other tax items in 2017 and 2016, non-cash impairment charges on intangible assets recorded in Q1 and Q4 2016, the gain, and the adjustments thereto, on the sale of Dry Cooling that were recorded during each of the first three quarters of 2016, and a loss on early extinguishment of debt that was recorded in Q3 2016.

Form 10-K:  The company expects to file its annual report on Form 10-K for the year ended December 31, 2017 with the Securities and Exchange Commission on or before March 1, 2018. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results and 2018 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 5392409

A replay of the call will be available by telephone through Thursday, February 22nd.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 5392409

Upcoming Investor Events:  Company management plans to meet with various investors during February.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual revenue in 2017 and more than 5,000 employees in about 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, transaction and acquisition costs, costs associated with dispositions, the results of our South African projects, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues	$387.0	$395.3	$1,425.8	$1,472.3
Costs and expenses:
Cost of products sold	306.1	281.3	1,095.6	1,096.5
Selling, general and administrative	78.4	85.4	282.3	301.0
Intangible amortization	0.1	0.2	0.6	2.8
Impairment of intangible assets	—	26.1	—	30.1
Special charges, net	0.7	0.5	2.7	5.3
Gain on contract settlement	—	—	10.2	—
Gain on sale of dry cooling business	—	—	—	18.4
Operating income	1.7	1.8	54.8	55.0

Other income (expense), net	1.1	(2.5)	(2.0)	(0.3)
Interest expense	(4.2)	(3.7)	(17.1)	(14.8)
Interest income	0.4	0.4	1.3	0.8
Loss on amendment/refinancing of senior credit agreement	(0.9)	—	(0.9)	(1.3)
Income (loss) from continuing operations before income taxes	(1.9)	(4.0)	36.1	39.4
Income tax (provision) benefit	61.9	1.0	47.9	(9.1)
Income (loss) from continuing operations	60.0	(3.0)	84.0	30.3

Loss from discontinued operations, net of tax	—	(4.0)	—	(16.6)
Income (loss) on disposition of discontinued operations, net of tax	(1.4)	(79.1)	5.3	(81.3)
Income (loss) from discontinued operations, net of tax	(1.4)	(83.1)	5.3	(97.9)

Net income (loss)	58.6	(86.1)	89.3	(67.6)
Less: Net loss attributable to noncontrolling interests	—	—	—	(0.4)
Net income (loss) attributable to SPX Corporation common shareholders	58.6	(86.1)	89.3	(67.2)
Adjustment related to redeemable noncontrolling interest	—	—	—	(18.1)
Net income (loss) attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$58.6	$(86.1)	$89.3	$(85.3)

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income (loss) from continuing operations, net of tax	$60.0	$(3.0)	$84.0	$12.6
Income (loss) from discontinued operations, net of tax	(1.4)	(83.1)	5.3	(97.9)
Net income (loss)	$58.6	$(86.1)	$89.3	$(85.3)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.41	$(0.07)	$1.98	$0.30
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.03)	(1.99)	0.13	(2.35)
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.38	$(2.06)	$2.11	$(2.05)

Weighted-average number of common shares outstanding — basic	42.613	41.828	42.413	41.610

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.35	$(0.07)	$1.91	$0.30
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.03)	(1.99)	0.12	(2.32)
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.32	$(2.06)	$2.03	$(2.02)

Weighted-average number of common shares outstanding — diluted	44.401	41.828	43.905	42.161

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and equivalents	$124.3	$99.6
Accounts receivable, net	267.5	251.7
Inventories, net	143.0	145.7
Other current assets (includes income taxes receivable of $62.4 and $1.2 at December 31, 2017 and 2016, respectively)	97.7	30.6
Total current assets	632.5	527.6
Property, plant and equipment:
Land	15.8	15.4
Buildings and leasehold improvements	120.5	117.3
Machinery and equipment	330.4	329.8
	466.7	462.5
Accumulated depreciation	(280.1)	(267.0)
Property, plant and equipment, net	186.6	195.5
Goodwill	345.9	340.4
Intangibles, net	117.6	117.9
Other assets	706.9	680.5
Deferred income taxes	50.9	50.6
TOTAL ASSETS	$2,040.4	$1,912.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$159.7	$137.6
Accrued expenses	292.6	304.3
Income taxes payable	1.2	1.7
Short-term debt	7.0	14.8
Current maturities of long-term debt	0.5	17.9
Total current liabilities	461.0	476.3

Long-term debt	349.3	323.5
Deferred and other income taxes	29.6	42.4
Other long-term liabilities	885.8	878.7
Total long-term liabilities	1,264.7	1,244.6

Equity:

Common stock	0.5	0.5
Paid-in capital	1,309.8	1,307.9
Retained deficit	(742.3)	(831.6)
Accumulated other comprehensive income	250.1	235.1
Common stock in treasury	(503.4)	(520.3)
Total equity	314.7	191.6
TOTAL LIABILITIES AND EQUITY	$2,040.4	$1,912.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2017	December 31, 2016	Δ	%/bps	December 31, 2017	December 31, 2016	Δ	%/bps
HVAC reportable segment

Revenues	$161.2	$159.1	$2.1	1.3%	$511.0	$509.5	$1.5	0.3%
Gross profit	49.9	54.8	(4.9)		163.0	172.9	(9.9)
Selling, general and administrative expense	23.2	23.1	0.1		88.5	92.3	(3.8)
Intangible amortization expense	0.1	0.1	—		0.4	0.4	—
Income	$26.6	$31.6	$(5.0)	(15.8)%	$74.1	$80.2	$(6.1)	(7.6)%
as a percent of revenues	16.5%	19.9%		-340 bps	14.5%	15.7%		-120 bps

Detection & Measurement reportable segment

Revenues	$75.3	$58.6	$16.7	28.5%	$260.3	$226.4	$33.9	15.0%
Gross profit	33.4	28.4	5.0		119.5	105.0	14.5
Selling, general and administrative expense	15.0	13.9	1.1		56.0	59.1	(3.1)
Intangible amortization expense	—	0.1	(0.1)		0.1	0.6	(0.5)
Income	$18.4	$14.4	$4.0	27.8%	$63.4	$45.3	$18.1	40.0%
as a percent of revenues	24.4%	24.6%		-20 bps	24.4%	20.0%		440 bps

Engineered Solutions reportable segment

Revenues	$150.5	$177.6	$(27.1)	(15.3)%	$654.5	$736.4	$(81.9)	(11.1)%
Gross profit (loss)	(2.4)	30.8	(33.2)		47.7	97.7	(50.0)
Selling, general and administrative expense	18.1	22.0	(3.9)		70.4	78.6	(8.2)
Intangible amortization expense	—	—	—		0.1	1.8	(1.7)
Gain on contract settlement	—	—	—		10.2	—	10.2
Income (loss)	$(20.5)	$8.8	$(29.3)	(333.0)%	$(12.6)	$17.3	$(29.9)	(172.8)%
as a percent of revenues	(13.6)%	5.0%		-1860 bps	(1.9)%	2.3%		-420 bps

Consolidated Revenues	$387.0	$395.3	$(8.3)	(2.1)%	$1,425.8	$1,472.3	$(46.5)	(3.2)%
Consolidated Segment Income	24.5	54.8	(30.3)	(55.3)%	124.9	142.8	(17.9)	(12.5)%
as a percent of revenues	6.3%	13.9%		-760 bps	8.8%	9.7%		-90 bps

Total income for reportable segments	$24.5	$54.8	$(30.3)		$124.9	$142.8	$(17.9)
Corporate expense	12.5	12.1	0.4		46.2	41.7	4.5
Pension and postretirement expense	4.2	10.8	(6.6)		5.4	15.4	(10.0)
Long-term incentive compensation expense	5.4	3.5	1.9		15.8	13.7	2.1
Impairment of intangible assets	—	26.1	(26.1)		—	30.1	(30.1)
Special charges, net	0.7	0.5	0.2		2.7	5.3	(2.6)
Gain on sale of dry cooling business	—	—	—		—	18.4	(18.4)
Consolidated operating income	$1.7	$1.8	$(0.1)	(5.6)%	$54.8	$55.0	$(0.2)	(0.4)%
as a percent of revenues	0.4%	0.5%		-10 bps	3.8%	3.7%		10 bps

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net income (loss)	$58.6	$(86.1)	$89.3	$(67.6)
Less: Income (loss) from discontinued operations, net of tax	(1.4)	(83.1)	5.3	(97.9)
Income (loss) from continuing operations	60.0	(3.0)	84.0	30.3
Adjustments to reconcile income (loss) from continuing operations to net cash from operating activities:
Special charges, net	0.7	0.5	2.7	5.3
Gain on asset sales	—	(0.9)	—	(0.9)
Gain on sale of dry cooling business	—	—	—	(18.4)
Impairment of intangible assets	—	26.1	—	30.1
Loss on amendment/refinancing of senior credit agreement	0.9	—	0.9	1.3
Deferred and other income taxes	(20.3)	(6.8)	(21.0)	—
Depreciation and amortization	6.3	6.3	25.2	26.5
Pension and other employee benefits	6.6	12.9	14.9	24.8
Long-term incentive compensation	5.4	3.5	15.8	13.7
Other, net	1.8	3.0	4.7	3.2
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	(84.8)	(82.5)	(102.8)	(28.7)
Inventories	21.7	19.7	4.5	8.5
Accounts payable, accrued expenses and other	59.9	86.2	28.3	(40.2)
Cash spending on restructuring actions	(1.6)	(0.3)	(3.0)	(2.1)
Net cash from continuing operations	56.6	64.7	54.2	53.4
Net cash used in discontinued operations	(0.5)	(12.6)	(6.6)	(46.9)
Net cash from operating activities	56.1	52.1	47.6	6.5

Cash flows from (used in) investing activities:
Proceeds from asset sales	—	0.4	—	48.1
Increase in restricted cash	(0.3)	—	(0.3)	—
Capital expenditures	(2.6)	(3.9)	(11.0)	(11.7)
Net cash from (used in) continuing operations	(2.9)	(3.5)	(11.3)	36.4
Net cash used in discontinued operations	—	(28.6)	—	(30.9)
Net cash from (used in) investing activities	(2.9)	(32.1)	(11.3)	5.5

Cash flows used in financing activities:
Borrowings under senior credit facilities	358.2	—	404.6	56.2
Repayments under senior credit facilities	(336.3)	(4.4)	(395.8)	(65.0)
Borrowings under trade receivables agreement	4.0	28.0	74.0	72.0
Repayments under trade receivables agreement	(35.0)	(28.0)	(74.0)	(72.0)
Net repayments under other financing arrangements	(2.3)	(3.0)	(10.1)	(10.1)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(0.2)	—	(1.3)	(1.6)
Financing fees paid	(3.6)	—	(3.6)	—
Net cash used in continuing operations	(15.2)	(7.4)	(6.2)	(20.5)
Net cash used in discontinued operations	—	—	—	—
Net cash used in financing activities	(15.2)	(7.4)	(6.2)	(20.5)
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.9)	3.6	(5.4)	6.7
Net change in cash and equivalents	37.1	16.2	24.7	(1.8)
Consolidated cash and equivalents, beginning of period	87.2	83.4	99.6	101.4
Consolidated cash and equivalents, end of period	$124.3	$99.6	$124.3	$99.6

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Twelve months ended
December 31, 2017
Beginning cash and equivalents	$99.6

Cash from continuing operations	54.2
Increase in restricted cash	(0.3)
Capital expenditures	(11.0)
Borrowings under senior credit facilities	404.6
Repayments under senior credit facilities	(395.8)
Net repayments under other financing arrangements	(10.1)
Minimum withholdings paid on behalf of employees for net share settlements and other	(1.3)
Financing fees paid	(3.6)
Cash used in discontinued operations	(6.6)
Change in cash due to changes in foreign currency exchange rates	(5.4)
Ending cash and equivalents	$124.3

	Debt at				Debt at
	December 31, 2016	Borrowings	Repayments	Other	December 31, 2017
Domestic revolving loan facility	$—	$54.6	$(54.6)	$—	$—
Term loan	341.2	350.0	(341.2)	—	350.0
Trade receivables financing arrangement	—	74.0	(74.0)	—	—
Other indebtedness	16.6	38.7	(48.8)	2.6	9.1
Less: Deferred financing costs associated with the Term loan	(1.6)	—	—	(0.7)	(2.3)
Totals	$356.2	$517.3	$(518.6)	$1.9	$356.8

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT, AND ENGINEERED SOLUTIONS SEGMENTS
(Unaudited)

	Three months ended December 31, 2017
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	1.3%	28.5%	(15.3)%

Exclude: Foreign Currency	0.8%	1.7%	0.6%

Exclude: South Africa revenue revision	—%	—%	(13.2)%

Organic Revenue Growth (Decline)	0.5%	26.8%	(2.7)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ENGINEERED SOLUTIONS (CORE) ORGANIC REVENUE
(Unaudited)

Three months ended
December 31, 2017
Engineered Solutions Segment Net Revenue Decline	(15.3)%

Adjustment to Exclude South African projects	(15.0)%

Engineered Solutions (Core) Net Revenue Decline	(0.3)%

Exclude: Foreign Currency	0.3%

Engineered Solutions (Core) Organic Revenue Decline	(0.6)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Consolidated revenue	$387.0	$395.3	$1,425.8	$1,472.3

Exclude: South African projects (1)	(8.8)	17.8	29.1	83.3

Core revenue	$395.8	$377.5	$1,396.7	$1,389.0

Total segment income	$24.5	$54.8	$124.9	$142.8

Exclude: South African projects (1)	(32.8)	(4.7)	(68.0)	(14.5)

Exclude: Contract settlement gain	—	—	10.2	—

Core segment income	$57.3	$59.5	$182.7	$157.3
as a percent of Core revenues (2)	14.5%	15.8%	13.1%	11.3%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Engineered Solutions revenue	$150.5	$177.6	$654.5	$736.4

Exclude: South African projects (1)	(8.8)	17.8	29.1	83.3

Engineered Solutions (Core) revenue	$159.3	$159.8	$625.4	$653.1

Engineered Solutions Segment income (loss)	$(20.5)	$8.8	$(12.6)	$17.3

Exclude: South African projects (1)	(32.8)	(4.7)	(68.0)	(14.5)

Exclude: Contract settlement gain	—	—	10.2	—

Engineered Solutions (Core) income	$12.3	$13.5	$45.2	$31.8
as a percent of Engineered Solutions (Core) revenues (2)	7.7%	8.4%	7.2%	4.9%

(1) For the three and twelve months ended December 31, 2017, we made revisions to our estimates of expected revenues and costs on our large power projects in South Africa. As a result of these revisions, we reduced revenues for the projects during the three and twelve months ended December 31, 2017 by $23.4 and $36.9, respectively, and increased the loss on the projects by $29.9 and $52.8, respectively.

(2) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Operating income	$1.7	$1.8	$54.8	$55.0

Adjustments:
South African projects (1)	33.4	4.7	69.4	14.5

Non-service pension and postretirement items	5.2	11.0	6.8	16.0

Contract settlement gain	—	—	(10.2)	—

Gain on sale of Dry Cooling	—	—	—	(18.4)

Non-cash impairment of intangible assets	—	26.1	—	30.1

Adjusted operating income	$40.3	$43.6	$120.8	$97.2
as a percent of Core revenues (2)	10.2%	11.5%	8.6%	7.0%

(1) For the three and twelve months ended December 31, 2017, we made revisions to our estimates of expected revenues and costs on our large power projects in South Africa. As a result of these revisions, we reduced revenues for the projects during the three and twelve months ended December 31, 2017 by $23.4 and $36.9, respectively, and increased the loss on the projects by $29.9 and $52.8, respectively.

(2) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$24.5	$32.8	$57.3
Corporate expense	(12.5)	—	(12.5)
Pension and postretirement income (expense) (2)	(4.2)	5.2	1.0
Long-term incentive compensation expense	(5.4)	—	(5.4)
Special charges, net (3)	(0.7)	0.6	(0.1)
Operating income	1.7	38.6	40.3

Other income (expense), net (4)	1.1	(2.3)	(1.2)
Interest expense, net (5)	(3.8)	0.1	(3.7)
Loss on amendment/refinancing of senior credit agreement (6)	(0.9)	0.9	—
Income (loss) from continuing operations before income taxes	(1.9)	37.3	35.4
Income tax (provision) benefit (7)	61.9	(70.6)	(8.7)
Income from continuing operations	60.0	(33.3)	26.7

Dilutive shares outstanding	44.401		44.401

Earnings per share from continuing operations	$1.35		$0.60

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents removal of restructuring charges associated with the South African projects.

(4) Adjustment represents removal of a gain on interest rate swaps as these swaps no longer qualified for hedge accounting in connection with an amendment to our senior credit agreement, partially offset by foreign currency losses associated with the South African projects.

(5) Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(6) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(7) Adjustment represents the tax impact of items (1) through (6) above, the tax benefit associated with worthless stock deduction related to South Africa, net tax charges associated with the impact of U.S. tax reform, and the removal of certain favorable discrete tax items.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve months ended December 31, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$124.9	$57.8	$182.7
Corporate expense	(46.2)	—	(46.2)
Pension and postretirement income (expense) (2)	(5.4)	6.8	1.4
Long-term incentive compensation expense	(15.8)	—	(15.8)
Special charges, net (3)	(2.7)	1.4	(1.3)
Operating income	54.8	66.0	120.8

Other expense, net (4)	(2.0)	(1.4)	(3.4)
Interest expense, net (5)	(15.8)	0.6	(15.2)
Loss on amendment/refinancing of senior credit agreement (6)	(0.9)	0.9	—
Income from continuing operations before income taxes	36.1	66.1	102.2
Income tax benefit (provision) (7)	47.9	(71.8)	(23.9)
Income from continuing operations	84.0	(5.7)	78.3

Dilutive shares outstanding	43.905		43.905

Earnings per share from continuing operations	$1.91		$1.78

(1) Adjustment represents the removal of operating losses associated with the South African projects, and a gain on a contract settlement within our Engineered Solutions reportable segment.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents removal of restructuring charges associated with the South African projects.

(4)  Adjustment represents removal of a gain on interest rate swaps, as these swaps no longer qualified for hedge accounting in connection with an amendment to our senior credit agreement, partially offset by foreign currency losses associated with the South African projects.

(5) Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(6) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

(7) Adjustment represents the tax impact of items (1) through (6) above, tax benefit associated with worthless stock deduction related to South Africa, net tax charges associated with the impact of U.S. tax reform, and the removal of certain favorable discrete tax items.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$54.8	$4.7	$59.5
Corporate expense	(12.1)	—	(12.1)
Pension and postretirement income (expense) (2)	(10.8)	11.0	0.2
Long-term incentive compensation expense	(3.5)	—	(3.5)
Impairment of intangible assets (3)	(26.1)	26.1	—
Special charges, net	(0.5)	—	(0.5)
Operating income	1.8	41.8	43.6

Other expense, net	(2.5)	—	(2.5)
Interest expense, net (4)	(3.3)	0.2	(3.1)
Income (loss) from continuing operations before income taxes	(4.0)	42.0	38.0
Income tax (provision) benefit (5)	1.0	(9.5)	(8.5)
Income (loss) from continuing operations	(3.0)	32.5	29.5

Dilutive shares outstanding (6)	41.828		42.950

Earnings (loss) per share from continuing operations	$(0.07)		$0.69

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents the removal of a non-cash impairment charge associated with our Heat Transfer business.

(4) Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(5) Adjustment represents the tax impact of the items noted in (1) through (4) above.

(6) Dilutive shares outstanding used to calculate adjusted earnings per share reflect the dilutive impact of the adjustments.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve months ended December 31, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$142.8	$14.5	$157.3
Corporate expense	(41.7)	—	(41.7)
Pension and postretirement income (expense) (2)	(15.4)	16.0	0.6
Long-term incentive compensation expense	(13.7)	—	(13.7)
Special charges, net	(5.3)	—	(5.3)
Impairment of intangible assets (3)	(30.1)	30.1	—
Gain on sale of dry cooling business (4)	18.4	(18.4)	—
Operating income	55.0	42.2	97.2

Other income (expense), net (5)	(0.3)	2.1	1.8
Interest expense, net (6)	(14.0)	0.2	(13.8)
Loss on amendment/refinancing of senior credit agreement (7)	(1.3)	1.3	—
Income from continuing operations before income taxes	39.4	45.8	85.2
Income tax provision (8)	(9.1)	(14.1)	(23.2)
Income from continuing operations	30.3	31.7	62.0
Less: Net loss attributable to redeemable noncontrolling interest (9)	(0.4)	0.3	(0.1)
Net income from continuing operations attributable to SPX Corporation common shareholders	30.7	31.4	62.1
Adjustment related to redeemable noncontrolling interest (9)	(18.1)	18.1	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	12.6	49.5	62.1

Dilutive shares outstanding	42.161		42.161

Earnings per share from continuing operations	$0.30		$1.47

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents the removal of a non-cash impairment charge associated with our Heat Transfer business.

(4) Adjustment represents removal of gain on sale of dry cooling business

(5) Adjustment represents removal of foreign currency losses associated with the South African projects.

(6) Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

(7) Adjustment represents the removal of a non-cash charge associated an amendment to the senior credit agreement.

(8) Adjustment represents the tax impact of the items noted in (1) through (7) above.

(9) Adjustment represents removal of noncontrolling interest amounts associated with the South Africa projects.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; in millions)

Twelve months ended
December 31, 2017
Net operating cash from continuing operations	$54.2

Capital expenditures - continuing operations	(11.0)

Free cash flow from continuing operations	$43.2